Exhibit 99.4

Execution Copy

FINANCIAL CONSULTING AGREEMENT

AGREEMENT made as of this 4th day of May, 2007 by and between Andover Medical, Inc. (the “Company”) with an address at 510 Turnpike Street, Suite 204, North Andover, MA 01845 and William Tobin (the “Consultant”), with an address at 168 Irving Ave, Suite 500F, Port Chester, New York 10573.

W I T N E S S E T H

WHEREAS, the Consultant is a consultant of Ortho-Medical Products, Inc., a wholly-owned subsidiary of the Company;

WHEREAS, the Company believes it is in its best interest to retain Consultant to find potential target companies to be acquired by the Company and/or facilitate in the acquisition of such target companies and Consultant wishes to perform such consulting services on behalf of the Company;

WHEREAS, the Company desires to compensate the Consultant in connection with such services and to retain the Consultant to provide on-going financial consulting services; and

WHEREAS, the Consultant desires to be retained to render such services.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.             The Services.  The Company hereby retains the Consultant on a non-exclusive (to both parties) basis to perform consulting services related to mergers and acquisitions, corporate finance and other financial services matters, and the Consultant hereby accepts such retention. In this regard, subject to the terms set forth below, the Consultant shall furnish to the Company advice and recommendations with respect to such aspects of the business and affairs of the Company as the Company shall, from time to time, reasonably request upon reasonable notice. In addition, the Consultant shall assist the Company in evaluating and negotiating particular contracts or transactions at such times and on such schedule as the Company and the Consultant may mutually agree.  In addition to the foregoing consulting services, the Company and the Consultant acknowledge and agree that the Consultant may act as a finder or financial consultant in various business transactions not originated by Consultant, but in which the Company may be involved, such as mergers, acquisitions or joint ventures.

2.             Compensation for Services.

(a)           Finder’s Fees.  The Company hereby agrees that in the event the Consultant shall first introduce the Company or any of its affiliates to another party or entity, and a transaction is consummated, the Company shall pay to the Consultant a fee equal to (i) two (2%) percent of the amount of the Consideration (as defined below) paid in such transaction, one (1%) percent of which shall be paid in cash and one (1%) percent of which shall be paid in shares of the Company’s common stock valued at the closing price on the second business day before such transaction is consummated plus (ii) options to purchase 20,000 shares of the Company’s common stock under the Company’s 2006 Employee Stock Incentive Plan at an exercise price equal to the closing price of the Company’s Common Stock on the second business day before such transaction is consummated and vesting in 24 equal monthly installments commencing on the day such transaction is consummated. The underlying shares of Common Stock shall be included in the next available Form S-8 Registration Statement of the Company. Such fee shall be paid at the closing of the transaction to which it relates, and shall be payable whether or not the transaction involves stock, or a combination of stock and cash, is made on the installment sale basis, or any other acquisition structure. In addition, if the Company shall, within 12 months immediately following the termination of this Agreement, consummate a transaction with any party first introduced by the Consultant to the Company prior to such termination, the Company shall pay to the Consultant a fee with respect to such transaction calculated in accordance with this paragraph.

(b)           Additional Provisions regarding Fees.

(i)            Definition of “Consideration”.  For purposes of calculating the Consultant’s fee under the foregoing Sections, the term “Consideration” shall include any and all forms of value transferred by the purchaser to the seller in such transaction and treated as purchase price or an adjustment to purchase price for purposes of generally accepted accounting principles in the Company’s financial statements.  Notwithstanding the foregoing, debt owed by a seller to a third party which is assumed by a purchaser shall not be included in “Consideration” for any transaction unless such debt equals more than sixty percent (60%) of the total value of the transaction. The value of any Consideration shall be as stated in the relevant documents, or if not stated, the fair market value thereof (as mutually determined by the Company and the Consultant).  To the extent any Consideration is contingent at the time of closing, the Company shall pay the Consultant a supplement to his fee at such time as any additional, contingent Consideration is thereafter paid.  This provision shall survive the expiration or other termination of this Agreement.

(ii)           Adjustments to Stock.  All share amounts of common stock to be issued to the Consultant pursuant to Sections 2(a) or (b) shall be adjusted to account for any stock splits, stock dividends, recapitalizations and similar events that may occur after the date hereof.

3.             Additional Services.  If additional services beyond the foregoing are required by the Company, the Consultant and the Company will discuss the nature, extent and schedule of such services, and if the parties mutually agree, the Consultant shall undertake to render such services pursuant to the terms of a written agreement to be entered into by the parties with respect thereto, setting forth the terms and conditions thereof (including without limitation, the additional compensation to be paid by the Company to the Consultant for such services).

Nothing herein shall require the Company to utilize the Consultant’s services in any particular transactions nor shall it limit the Company’s obligations arising under any other agreement or understanding.

4.             Expense Reimbursement.  The Consultant shall be entitled to reimbursement of all reasonable business expenses consistent with the Company’s expense reimbursement policy, as amended from time to time, incurred by him in the course of providing the services hereunder to the Company, subject to appropriate documentation and in accordance with any budgets or guidelines provided to him by the Company from time to time.  Any travel required to be taken by the Consultant hereunder shall be in economy class.

5.             General.  All obligations of the Consultant contained herein shall be subject to the Consultant’s reasonable availability for such performance, in view of the nature of the requested service and the amount of notice received. The Consultant shall render the services in person, by telephone, via video-conferencing or through such other means of communication as the Consultant and the Company may reasonably deem appropriate.  The Consultant shall devote such time and effort to the performance of its duties hereunder as the Company and the Consultant shall agree. The Consultant may look to such others for such factual information, investment recommendations, economic advice and/or research, upon which to base his advice to the Company hereunder, as he shall deem appropriate. The Company shall furnish to the Consultant all information relevant to the performance by the Consultant of his obligations under this Agreement, or particular projects as to which the Consultant is acting as advisor, which will permit the Consultant to know all facts material to the advice to be rendered, and all material or information reasonably requested by the Consultant. In the event that the Company fails or refuses to furnish any such material or information reasonably requested by the Consultant, and thus prevents or impedes the Consultant’s performance hereunder, any inability of the Consultant to perform shall not be a breach of his obligations hereunder.

6.             Confidential Information.  The Consultant will hold in confidence any confidential information which the Company provides to the Consultant pursuant to this Agreement unless the Company gives the Consultant permission in writing to disclose such confidential information to a specific third party; provided, however, that the Consultant shall have the right to disclose such confidential information to his advisors, assistants, agents or other professionals, or those of the Company, who need to know such information in order to enable the Consultant to perform his services hereunder.  The Consultant shall advise all such disclosees of the confidential nature of all such disclosed information.  In addition, all confidential information which the Company provided to the Consultant in connection with any offering materials shall be considered confidential information for purposes of this Agreement. Notwithstanding the foregoing, the Consultant shall not be required to maintain confidentiality with respect to information (i) which is or becomes part of the public domain; (ii) of which he had independent knowledge prior to disclosure; (iii) which comes into the possession of the Consultant in the normal and routine course of his own business from and through independent non-confidential sources; or (iv) which is required to be disclosed by the Consultant by governmental requirements or legal process. If the Consultant is requested or required (by oral questions, interrogatories, requests for information or document subpoenas, civil investigative demands, or similar process) to disclose any confidential information supplied to him by the

Company, or the existence of other negotiations in the course of his dealings with the Company or its representatives, the Consultant shall, to the extent practicable, unless prohibited by law, promptly notify the Company of such request(s) so that the Company may seek an appropriate protective order.

7.             Indemnification.  The Company shall indemnify and hold the Consultant harmless, including the Consultant’s partners, employees, agents, representatives and controlling persons (and the officers, directors, employees, agents, representatives and controlling persons of each of them) from and against any and all losses, claims, damages, liabilities, costs and expenses (and all actions, suits, proceedings or claims in respect thereof) and any legal or other expenses in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the cost of investigating, preparing or defending any such action, suit, proceeding or claim, whether or not in connection with any action, suit, proceeding or claim in which either the Company or the Consultant is a party), as and when incurred, directly or indirectly, caused by, relating to, based upon or arising out of the Consultant’s performance of the services under this Agreement to the maximum extent provided in the Company’s Certificate of Incorporation and By-Laws as in effect on the date hereof and under Delaware Corporation law. This Section shall survive the termination of this Agreement.

8.             No Assignment.  This Agreement may not be transferred, assigned or delegated by any of the parties hereto without the prior written consent of the other party hereto.

9.             Waiver.  The failure or neglect of the parties hereto to insist, in any one or more instances, upon the strict performance of any of the terms or conditions of this Agreement, or their waiver of strict performance of any of the terms or conditions of this Agreement, shall not be construed as a waiver or relinquishment in the future of such term or condition, but the same shall continue in full force and effect.

10.           Term and Termination.  This Agreement is for a term of twenty-four (24) months from the date hereof. This Agreement may be terminated by either party at any time upon 30 days’ notice.  All accrued but unpaid fees, and all incurred but unreimbursed expenses, due to the Consultant but outstanding as of the termination date shall be paid in full by the Company on such date.  Sections 2, 6 and 7 shall survive the expiration or termination of this Agreement under all circumstances.

11.           Notices.  Any notices hereunder shall be in writing and sent to the Company and to the Consultant at their respective addresses set forth above. Any notice shall be given by registered or certified mail, postage prepaid, and shall be deemed to have been given when deposited in the United States mail. Either party may designate any other address to which notice shall be given, by giving written notice to the other of such change of address in the manner herein provided.

12.           Governing Law.  This Agreement has been made in the State of New York and shall be construed and governed in accordance with the laws thereof without giving effect to principles governing conflicts of law.

13.           Entire Agreement.  This Agreement contains the entire agreement between the parties relating to the subject matter hereof, may not be altered or modified, except in writing and signed by the party to be charged thereby, and supersedes any and all previous agreements between the parties relating to the subject matter hereof.

14.           Binding Agreement.  This Agreement shall be binding upon the parties hereto, the indemnified parties referred to in Section 7, and their respective heirs, administrators, successors and permitted assigns.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.

ANDOVER MEDICAL, INC.

By:	/s/ Edwin Reilly
Edwin A. Reilly, Chief Executive Officer

/s/ William Tobin
William Tobin